UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2018

Trimble Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14845	94-2802192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. No.)

935 Stewart Drive, Sunnyvale, California, 94085

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 481-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Information

On April 23, 2018, Trimble Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Jefferson Merger Sub Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Waterfall Holdings, Inc., a Delaware corporation (“Waterfall”), and Bain Capital Private Equity, LP, a Delaware limited partnership, solely in its capacity as representative, pursuant to which the Company will acquire Viewpoint, Inc., a Delaware corporation (“Viewpoint”), the operating company and an indirect wholly-owned subsidiary of Waterfall. Upon the terms and subject to conditions set forth in the Merger Agreement, Merger Sub will be merged with and into Waterfall, with Waterfall continuing as the surviving corporation and a wholly-owned subsidiary of the Company (the “Viewpoint Acquisition”), for a total purchase price of $1.2 billion, subject to customary adjustments. Consummation of the Viewpoint Acquisition is subject to various customary conditions. The Viewpoint Acquisition is anticipated to close in the third quarter of 2018.

The audited consolidated balance sheet of Viewpoint as of December 31, 2017, and the related consolidated statement of operations, consolidated statement of comprehensive loss, consolidated statement of cash flows, and consolidated statement of convertible preferred stock and stockholders’ equity (deficit), and the unaudited pro forma combined balance sheet of the Company as of December 29, 2017 and unaudited pro forma combined statement of income of the Company for the fiscal year end December 29, 2017, giving effect to the Viewpoint Acquisition as if it occurred on the first day of the fiscal year ended December 29, 2017 for statement of income purposes and on the last day of the fiscal year ended December 29, 2017 for balance sheet purposes, are attached hereto as Exhibits 99.1 and 99.2, respectively.

Viewpoint is the operating company and an indirect wholly-owned subsidiary of Waterfall. Waterfall was formed solely for the purpose of holding the common stock of Waterfall Intermediate Holdings, Inc. (“Intermediate”), which was formed solely for the purpose of holding the common stock of Viewpoint. Neither Waterfall nor Intermediate is engaged in any business activities other than acting as a holding company and neither Waterfall nor Intermediate has any material tangible assets or liabilities, except ownership of stock in the subsidiary. Audited historical financial statements for Waterfall and its consolidated subsidiaries are not currently available. Following the closing of the Viewpoint Acquisition, the Company will be required to prepare and file with the Securities and Exchange Commission (the “SEC”) historical financial information, including quarterly financial information, for Waterfall and its consolidated subsidiaries, which will be prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) applicable to public companies, as well as related pro forma financial information giving effect to the Viewpoint Acquisition on the Company’s financial results for those periods. The historical financial information for Waterfall and its consolidated subsidiaries included in those SEC filings may differ materially from the historical financial information for Viewpoint due to the amortization of intangible assets and the tax effects thereof, purchase price allocation adjustments, and changes that may be required to present such statements in accordance with GAAP applicable to public companies.

Forward-Looking Statements

This Current Report includes forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, which are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the acquisition of Viewpoint, the extent to which Viewpoint’s historical financial information will be consistent with Waterfall’s historical financial information and the financing of the Viewpoint Acquisition. These forward-looking statements are subject to change, and actual results may materially differ from those set forth in this Current Report due to certain risks and uncertainties. Factors that could cause or contribute to changes in such forward-looking statements include, but are not limited to (i) failure to satisfy the conditions to the completion of the Viewpoint Acquisition on the anticipated schedule, or at all, (ii) failure to obtain long-term financing for the Viewpoint Acquisition on favorable terms, or at all, (iii) Waterfall’s financial information being materially different from Viewpoint’s financial information due to significant purchase price accounting adjustments or other factors and (iv) estimated synergies between Viewpoint and the Company and estimated purchase price accounting impacts, including the impact of ASC 606 and the reduction of deferred revenue, being materially different from actual results.

The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements set forth in reports filed with the SEC, including the Company’s quarterly reports on Form 10-Q and its annual report on Form 10-K, such as statements regarding changes in economic conditions and the impact of competition. Undue reliance should not be placed on any forward-looking statement contained herein. These statements reflect the Company’s position as of the date of this Current Report. The Company expressly disclaims any undertaking to release publicly any updates or revisions to any statements to reflect any change in the Company’s expectations or any change of events, conditions, or circumstances on which any such statement is based.

Item 9.01	Financial Statements and Exhibits

(d)    Exhibits

23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm

99.1	Viewpoint, Inc.’s Audited Historical Consolidated Financial Statements for the Year Ended December 31, 2017

99.2	Trimble Inc.’s Unaudited Pro Forma Combined Financial Statements for the Year Ended December 29, 2017 and Related Notes

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIMBLE INC.
a Delaware corporation

Dated: June 4, 2018	By:	/s/ Steven W. Berglund
Steven W. Berglund
President and Chief Executive Officer